FOR IMMEDIATE RELEASE

HomeTrust Bank Promotes William (Trey) Coleman III to Senior Vice President,
Knoxville Market President

ASHEVILLE, NC, August 4, 2015 – HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (the “Company”), the holding company for HomeTrust Bank, N.A. (the “Bank”), announced today that the Bank has promoted William (Trey) Coleman III to Senior Vice President, Knoxville Market President.

“Since joining the bank in 2013, Trey has been able to significantly grow relationships and loans.  His background with larger regional banks is a huge advantage into leading and developing HomeTrust Bank’s brand in this newer and exciting market,” commented Hunter Westbrook, EVP and Chief Banking Officer. “We are pleased to have a widely respected leader such as Trey to manage our continued growth across all lines of business in the Knoxville market.”

Trey Coleman holds an undergraduate degree in Finance and Banking from Georgia Southern University and a Master’s degree in City Planning from the University of Tennessee. In addition, he holds the CCIM professional designation. Trey has over 25 years of banking experience, the past 16 years in the Knoxville market. He has held senior commercial banking middle market leadership positions at Union Planters Bank, First Tennessee Bank and most recently U.S. Bank before joining Jefferson Federal Bank, now HomeTrust Bank, in 2013. He is actively involved in the Knoxville area community. He currently serves as Chairman of the Industrial Development Board of Knox County, is the past president of the Joy of Music School and is a current board member and past president of the North Knoxville Rotary Club. He also served six years as a member of the Georgia Army National Guard in communications. He and his family have resided in the greater Knoxville area for the past 16 years.

“I am passionate about finding the right financial solution for our clients,” said Trey Coleman. “Our local bank team is focused on building successful long-term banking relationships with individuals and businesses. We’re personally invested and active partners with numerous community initiatives, working together for the greater good of our community.”

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank, N.A. As of June 30, 2015, the Company had assets of $2.8 billion. The Bank, founded in 1926, is a nationally chartered, community-focused financial institution committed to providing value added relationship banking through 39 locations (upon completion of the branch consolidation previously announced) as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 5th largest community bank headquartered in North Carolina.
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include expected cost savings, synergies and other financial benefits from our recent acquisitions might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.hometrustbanking.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this presentation or our SEC filings are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.
WEBSITE: WWW.HOMETRUSTBANKING.COM
Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
Tony J. VunCannon – Executive Vice President, Chief Financial Officer, and Treasurer
828-259-3939